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                                                                       Exhibit 8

                            CARTER, LEDYARD & MILBURN
                               COUNSELLORS AT LAW

                                  2 WALL STREET
                             NEW YORK, NY 10005-2072

                               TEL (212) 732-3200
                               FAX (212) 732-3232


                                  June 30, 2000


Orient-Express Hotels Ltd.
41 Cedar Avenue
P.O. Box HM 1179
Hamilton HM EX
Bermuda

                  Re:  Form S-1 Registration Statement
                       Registration No. 333-12030

Ladies and Gentlemen:

         We have acted as counsel to Orient-Express Hotels Ltd., a Bermuda company (the "Company"), in connection with the proposed offer and sale of its Class A Common Shares (the "Shares") in an underwritten public offering. Such offering is the subject of the above referenced Registration Statement on Form S-1 (the "Registration Statement").

         We have examined originals or copies, certified or otherwise identified to our satisfaction, of all such agreements, certificates and other statements of corporate officers and other representatives of the Company as we have deemed necessary as a basis for this opinion. In such examination we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies.

         Based on and subject to the foregoing, we are of the opinion that the section entitled "Material Tax Considerations -- Material U.S. Federal Income Tax Considerations" in the prospectus constituting Part I of the Registration Statement contains an accurate general description, under currently applicable law, of the principal United States federal income tax considerations that apply to purchasers of Shares who are not U.S. holders as defined.


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Orient-Express Hotels Ltd.                                                   -2-


         We consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent we do not acknowledge that we come within the category of persons whose consent is required by the Securities Act or the rules and regulations thereunder.

                                   Very truly yours,

                                   /s/ Carter, Ledyard & Milburn






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